PRESS RELEASE

San Jose International Completes Private Placement, Closes Transaction with ARP Biomed, Ltd., Appoints New Board of Directors and Officers, Implements Stock Option Plan, and Announces Pending Change of Name

Vancouver, British Columbia, Canada, August 19, 2004/PRNewswire - San Jose International, Inc. (OTCBB - SJOS) (the "Company") announces today that it has completed a private placement of 1,224,998 Units for gross proceeds of $918,750. Each Unit consists of one Common Share in the Company and one share purchase warrant, which entitles the holder to purchase an additional Common Share for $1.50 on or before August 13, 2005.

Subsequent to the closing of the private placement, the Company closed its previously announced transaction with ARP Biomed, Ltd. ("ARP"), to acquire all of its interest in assets consisting of intravenous immunoglobulin ("IVIG") research and development, patents and intellectual property, which appears to hold promising potential for the clinical treatment for various cancer types. The acquisition was completed through Gammacan, Ltd., a subsidiary of the company. As consideration for the purchase, 12.5% of the common shares of Gammacan were issued to ARP, leaving the Company with an 87.5% controlling interest in Gammacan. The Company also loaned $800,000 to Gammacan, which will be utilized to commence clinical trials, to further research and development utilizing the IVIG intellectual property, and for general working capital purposes. The loan was made from the proceeds of the private placement, which closed August 13, 2004.

The Company is also very pleased to announce the following appointments:

  Mr. Yair Aloni, as Director of the Company and Gammacan Ltd. - Mr. Aloni brings over 25 years experience as a senior executive in a number of companies. He is currently the CEO of Solidimension Ltd., a private company specializing in 3D printers, and has played an active role in various emerging biotech and electronics companies.

  Mr. Shmuel Levi, as Director of the Company and Gammacan Ltd. - Mr. Levi has held senior level financial management positions for over 28 years, for major organizations, high tech and start-up companies in Israel. These include: Rafael, Strauss Group and Delta Galil Industries. For the last 5 years, Mr. Levi concentrated in high-tech and start-up companies using his expertise in performing due-diligence, fundraising, public offerings and structuring financial and legal transactions. Recently, he acted as the CFO for Pluristem Life Systems, Inc., a publicly traded emerging biotechnology company. He holds a M.Sc. and B.Sc. in Economics and Management from the Technion Israel Institute of Technology, Haifa, Israel, which he obtained in 1976.

  Ms. Miri Sani, as Director of Gammacan Ltd. - Ms. Sani is an independent consultant specializing in clinical trials and regulatory affairs related to the biopharm industry. She focuses her advice and services on biopharma research and development programs, related regulatory affairs, and has recently completed several clinical trials and regulatory affairs programs for emerging medical and biotech companies. Prior to her present position, she acted as the Vice President of Regulatory Affairs and Clinical Studies for MTRE, a company specializing in various medical treatments. Ms. Sani received her Masters Degree in Biotechnology and Food Engineering from the Technion Israel Institute of Technology, Haifa Israel in 1998.

  Dr. Dan J. Gelvan, as Chief Executive Officer of Gammacan, Ltd. - Dr. Gelvan is an experienced life science executive who brings the Company unique combination of operational and strategic management. Over the past 6 years, Dr. Gelvan founded and managed Zetiq Technologies Ltd. an industry leader in cell-based high-throughput screening for novel anti-cancer drugs. Under Dr. Gelvan's management, Zetiq initiated collaborative research projects with a number of leading big-pharma and big-biotech companies and successfully discovered a number of new lead compounds. Prior to founding Zetiq, Dr. Gelvan held a number of strategic and business development positions in Clal (Israel) Ltd, one of Israel's largest holding conglomerates. Dr. Gelvan is a member of Israel's prestigious National Committee for Biotechnology, and holds a Ph.D. in Business Economics from Roskilde University in Denmark as well as a BA and MA (cum laude) in economics from the Hebrew University of Jerusalem.

  Prof. Yehuda Shoenfeld, M.D., as Chief Scientist of Gammacan Ltd. - Prof. Shoenfeld is one of Israel's leading physicians and scientists in the field of immunology. He heads the Department of Internal Medicine "B", and the Research Center for Autoimmune Diseases at the Sheba Medical Center, Israel's largest hospital. Dr. Shoenfeld is a Professor of Medicine at Tel Aviv University and incumbent of the Laura Schwartz-Kipp Chair for Autoimmunity. He is the author of more than 1,000 scientific papers and more than 40 scientific books.

  Ms. Tovi Ben-Zeev, as Chief Financial Officer of Gammacan Ltd. - Ms. Ben-Zeev brings 25 years of senior level financial experience to Gammacan. Ms. Ben-Zeev is a Certified Public Accountant in Israel and holds an MBA from Rutgers University of New Jersey. She also holds an M.Sc. in Physical Chemistry from Bar Ilan University in Israel. Prior to her appointment, Ms. Ben-Zeev was CFO of Zikit Ltd. a leading Israeli textile processor listed on the Tel-Aviv Stock Exchange. She also acted as the CFO and COO of Sensotech Ltd., a developer of intelligent safety systems, and CFO and COO of Eldan Electronic Instruments Ltd., a leading representative of a number of medical devices and life science companies.

The Board of Directors of the Company also adopted an Employee and Consultants Stock Option Plan in order to attract and retain quality personnel. Under the Plan, 5,000,000 shares have been reserved for the grant of options, which may be issued at the discretion of the Board from time to time.

In order to better reflect the Company's business focus, a corporate name change from San Jose International, Inc. to Gammacan International, Inc. was recently approved by a majority of stockholders. The change of name is subject to certain regulatory filings, but is anticipated to be effective on August 24, 2004.

Mr. Stephens, Company President & CEO commented, " We are very excited about the culmination of all of these recent events. The IVIG research assets combined with the strength and experience of our newly appointed Directors and Officers puts us on a sound footing. We can now aggressively move forward and execute our business plan".

Gammacan is focusing on the commercialization of a revolutionary anti-cancer immunotherapy that the Company believes will be proven to be effective in reducing the metastatic spread of a wide range of cancers. GammaCan's proposed treatment is based on IVIG, a safe, relatively non-toxic human plasma-based product, currently used to treat a variety of immune deficiencies and autoimmune diseases. It works by strengthening the patient's immune system. Many experts currently view immunotherapy as a future alternative to today's standard chemotherapy. Approximately twenty companies produce IVIG, and annual worldwide sales are currently in excess of $500 million. IVIG is commonly used to treat certain autoimmune diseases and blood disorders and to replace the antibodies in people who are unable to produce them.

Contact:

David Stephens
Telephone (780) 708-0495

Or:

Dr. Dan Gelvan
Telephone 011 972 54 425 60 70
Email dgelvan@zahav.net.il

Safe Harbor Statement:

Statements in this document that are not purely historical are forward-looking statements. Forward-looking statements in this release include statements regarding: the commercialization of an anti-cancer immunotherapy and the Company developing the boosting of cancer patients' immune systems with IVIG into an effective treatment. Actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the planned development of the technology, inability to hire appropriate staff to develop the technology, unforeseen technical difficulties in developing the technology, inability to obtain regulatory approval for human use, competitors' therapies proving more effective, cheaper or otherwise preferable for consumers, inability to market the product we produce, among other factors, all of which could among other things, delay or prevent product release or cause our company to fail. For further risk factors see the risk factors associated with other early stage medical research and development companies filed with the SEC on Edgar.